UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2024

BIOREGENX, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-56345 (Commission File Number)	30-1912453 (IRS Employer Identification No.)

7407 Ziegler Road
Chattanooga, Tennessee	37421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 770-4067

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 7, 2024, BioRegenx, Inc., a Nevada corporation (“BioRegenx”) appointed Richard Janney to serve as a member of its board of directors until his successor is elected and qualified, or until he resigns or is removed.

There is no arrangement or understanding between Mr. Janney and any other person pursuant to which he was selected as a director. Mr. Janney is not currently a participate in any material plan, contract or arrangement with BioRegenx and has not received any grant or award pursuant to any such plan, contract or arrangement.

On October 7, 2024, the board formed an audit committee. Mr. Janney and Suzanne Bird (existing director of BioRegenx) were named to the audit committee.

Since the beginning fiscal 2023, there have not been any transactions, and there are not any currently proposed transactions, in which BioRegenx was, or is to be, a participant and in which Mr. Janney had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioRegenx, Inc.

(Registrant)

Date: October 11, 2024

By: /s/ William Resides

Name: William Resides

Title: Chief Executive Officer

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